Exhibit 99.1

Alteryx Closes Acquisition of Trifacta

With Trifacta, Alteryx accelerates its journey to provide an integrated end-to-end, low code/no code analytics automation platform in the cloud, serving the needs of the entire enterprise

IRVINE, Calif.— Feb 7, 2022 —Alteryx, Inc. (NYSE: AYX), the Analytics Automation company, today announced it completed its acquisition of Trifacta, a San Francisco-based company that offers cloud-first capabilities to help enterprises drive their analytics transformation at scale.

Trifacta has gained a strong footprint into the Global 2000 and large enterprises. With the acquisition, Alteryx will be uniquely positioned to offer large enterprises an integrated end-to-end, low code/no code analytics automation platform in the cloud, serving the needs of the entire enterprise: data analytics teams, IT/data engineering teams and business users.

“Trifacta brings game-changing integration with cloud data warehouses like Snowflake and purpose-built architecture for all three major public cloud providers, Amazon Web Services, Google Cloud Platform and Microsoft Azure,” said Mark Anderson, CEO of Alteryx. “These capabilities will anchor and accelerate Alteryx’s journey to the cloud by combining our industry leading analytics solution with Trifacta’s cloud-native capabilities to offer unrivaled deployment options that meet the analytics needs of our customers.”

Alteryx intends to combine its leading low code/no code analytics solution with Trifacta’s cloud native capabilities to offer flexible deployment options — on-premises, hybrid and cloud — to meet enterprise customers’ analytics needs. Alteryx will also continue to invest in its Designer and Server products, providing customers with deployment flexibility for their analytic workloads whether on premises, hybrid or in the cloud.

“Long known for its self-service capabilities for automating data access, preparation, analytics and data science processes, Alteryx has been steadily enhancing and expanding its platform to make it even more accessible and attractive to a wider base of customers,” said David Menninger, senior vice president and research director, Ventana Research. “The combination with Trifacta’s cloud-native platform will help improve appeal to data engineers and IT teams, while adding important cloud-native capabilities to accelerate adoption of its new cloud-based product portfolio.”

Alteryx will provide additional commentary on the acquisition when the company reports its fourth quarter and full year 2021 financial results and hosts a conference call to discuss these results. The call will take place Tuesday, February 15 at 5 p.m. Eastern Time. To access this call, dial 877-407-9716 (domestic) or 201-493-6779 (international). A live webcast of this conference call will be available on the “Investors” page of the company’s website at https://investor.alteryx.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the impact of the Trifacta acquisition on the Alteryx software platform and its customers; the effectiveness of Trifacta’s cloud-native capabilities and cloud-focused teams; the ability of Alteryx and Trifacta to combine Trifacta’s technology with the Alteryx software platform; the strategy regarding integrating Trifacta’s technology, go-to-market operations and people with those of Alteryx; the anticipated benefits and features of an integrated software platform and its ability to accelerate achievement of Alteryx’s strategic initiatives; customer trends and initiatives regarding their digital and data transformations; and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: the ability to integrate Trifacta’s employees, operations and technology into Alteryx’s business and software; the benefits of the acquisition and impact on the Alteryx software platform, customers, users, financial results and total addressable market; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and other third parties; risks associated with Alteryx’s international operations; the ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; the ability to attract new customers and retain and expand sales to existing customers; intense and increasing competition in Alteryx’s market; the rate of growth in the market for analytics products and services; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect Alteryx’s business are included in the Risk Factors sections of Alteryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

About Alteryx

Alteryx, the Analytics Automation company, is focused on enabling every person to transform data into a breakthrough. Alteryx unifies analytics, data science and business process automation in one, end-to-end platform to accelerate digital transformation and shape the future of analytic process automation (APA). Organizations of all sizes, all over the world, rely on Alteryx to deliver high-impact business outcomes and the rapid upskilling of their modern workforce. For more information visit www.alteryx.com.

Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

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